FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 22, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Inapplicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On January 20, 2004, the City of Palo Alto, the City and County of San Francisco (CCSF), and Aglet Consumer Alliance (Aglet) filed separate applications with the California Public Utilities Commission (CPUC) requesting that the CPUC rehear and reconsider its decision, issued on December 19, 2003, approving the modified settlement agreement dated as of December 19, 2003 (Settlement Agreement) among Pacific Gas and Electric Company (Utility), PG&E Corporation, and the CPUC regarding resolution of the Utility's Chapter 11 case pending at the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court).  CCSF, Aglet, and the CPUC’s Office of Ratepayer Advocates, or ORA (an independent office within the CPUC) also filed a joint application for rehearing.

Although the CPUC is not required to act on the applications within a specific time period, if the CPUC has not acted on the applications within 60 days the applications may be deemed denied for purposes of seeking judicial review.

The only appeals of the Bankruptcy Court’s December 22, 2003 order confirming the Utility’s plan of reorganization, have been filed by the City of Palo Alto and CPUC Commissioners Lynch and Wood.  The appellants filed their appeals in the U.S. District Court for the Northern District of California (District Court).  The District Court will set a schedule for briefing and argument of the appeals at a later date.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99    Notice to Directors and Executive Officers, dated January 22, 2004

Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefits Plan

On January 20, 2004, PG&E Corporation received a notice from the plan administrator of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (RSP)with respect to a blackout period that will be applicable to those participants in the RSP whose individual accounts are transferred from the Pacific Gas and Electric Company Savings Fund Plan for Union-Represented Employees (SFP) to the RSP effective March 1, 2004.  The plan administrator sent the notice to PG&E Corporation as required by Section 101(i) (2)(E) of the Employment Retirement Income Security Act of 1974.

On January 22, 2004, PG&E Corporation sent a notice to its directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934 (Section 16 Officers), as amended, informing them that the blackout period is expected to be in effect beginning 1:00 p.m., Pacific Standard Time, on February 26, 2004 and ending during the week of March 14, 2004.  The existence of the blackout period restricts the directors and Section 16 Officers from engaging in transactions involving certain equity securities and derivative securities of PG&E Corporation during the blackout period.  The notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002.  A copy of the notice is attached as Exhibit 99 hereto and is incorporated herein by reference.

During the blackout period and for a period of two years after the end of the blackout period, a security holder or other interested person may obtain, without charge, the actual start and end dates of the blackout period by contacting the Corporate Secretary of PG&E Corporation at 415-267-7070, One Market, Spear Tower, Suite 2400, San Francisco, CA 94105.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	CHRISTOPER P. JOHNS _______________________________
CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By:	DINYAR B. MISTRY _________________________________
DINYAR B. MISTRY Vice President and Controller

Date:  January 22, 2004

Exhibit Index

No.	Description

99	Notice to Directors and Executive Officers, dated January 22, 2004